FOR IMMEDIATE RELEASE

ARI REPORTS INCREASED THIRD QUARTER REVENUES AND NET INCOME
Steady improvement continues; profitable fiscal year anticipated

Milwaukee, Wis., May 20, 2004 - ARI (OTCBB:ARIS), a leading provider of e-Catalog business solutions that connect equipment manufacturers with their service and distribution networks, today reported results for the third quarter of fiscal 2004 ended April 30, 2004.

        Revenues for the third quarter of fiscal 2004 were $3.4 million, a 3% increase from revenues of $3.3 million for the third quarter of the prior fiscal year. Operating income for the third quarter of fiscal 2004 was $246,000, compared to an operating loss of $371,000 for the same period in fiscal 2003. Net income was $180,000 or $0.03 per diluted share for the third quarter of fiscal 2004, compared to a net loss of $654,000 or $0.10 per diluted share for last year's third quarter.

        "We continued our steady improvement in the third quarter, with increased revenues in our core business and our core market of equipment manufacturers, distributors and dealers. Recurring revenues in our core catalog business increased 8% over the third quarter of last year and total recurring revenues from our primary customer base of equipment manufacturers, distributors and dealers increased 7% for the quarter," said Brian E. Dearing, chairman and chief executive officer of ARI.

        Dearing said the company was profitable for the third consecutive quarter. "The improvement in net income reflects the higher revenues and reduced interest and legal expenses in the third quarter of fiscal 2004 compared to the same period last year."

        For the first nine months of fiscal 2004, revenues were $9.9 million, a 6% increase from revenues of $9.4 million for the same period in fiscal 2003. Operating income was $602,000 for the first nine months of fiscal 2004, compared to a net loss of $270,000 for the comparable period last year. Net income for the first nine months of fiscal 2004 was $427,000 or $0.07 per diluted share, compared to a net loss of $1.3 million or $0.20 per diluted share for the same period in fiscal 2003.

        Earnings before interest, taxes, depreciation and amortization (EBITDA) was $708,000 for the third quarter of fiscal 2004, compared to EBITDA of $129,000 for the comparable period last year. For the first nine months of fiscal 2004, EBITDA was $2.1 million, compared to EBITDA of $1.2 million for the first nine months of fiscal 2003.

        "We made the first payment of principal and interest on the restructured debt in the third quarter, as well as the next payment to WITECH, which together paid down our debt principal by $250,000. Our cash balance of $2.7 million at the end of the third quarter includes amounts we have segregated for the next two payments on the debt. In addition, we settled outstanding deferred compensation of $260,000 owed to some of our executive officers. The outstanding amounts were settled for half cash and half stock. This settlement, which was agreed to by all the affected executives, conserved cash and increased the stock ownership of our management team. We believe this settlement is an expression by our executive team of their confidence in the Company," said Dearing.

        Dearing said the company's cash earn/burn rate, which is one of the measures management uses to evaluate cash flows, improved to a positive $467,000 in the third quarter of fiscal 2004. This was more than double the positive $177,000 for the third quarter of the prior year.

        "We have also made good progress on the non-financial elements of our business plan. We continue to enhance our suite of products to extend our capabilities. For example, we have broadened the market for our innovative EMPARTweb-ASP™ e-Catalog solution for manufacturers to include distributors as well as dealers. We have added a seamless, XML-based ordering solution that enables distributors and manufacturers to receive orders directly from their dealers. Our integrated family of e-Catalog solutions now addresses the needs of the entire service and distribution channel - manufacturers, distributors and dealers," said Dearing.

        "Looking forward, it's important to remember that the amortization of the Network Dynamics acquisition ended in mid-May. As a result, our operating expenses will be reduced by approximately $225,000 in the fourth quarter of fiscal 2004 and approximately $250,000 in subsequent quarters. We anticipate this will contribute to additional increases in operating income, beginning in the fourth quarter. We look forward to a profitable year for ARI - not only this year, but next year as well," said Dearing.

About ARI

        ARI is a leading provider of e-Catalog business solutions for sales, service and life-cycle product support in the manufactured equipment market. ARI currently provides approximately 75 parts catalogs (many of which contain multiple lines of equipment) for approximately 56 equipment manufacturers in the U.S. and Europe. More than 84,000 catalog subscriptions are provided through ARI to approximately 23,000 dealers and distributors in more than 100 countries in a dozen segments of the worldwide manufactured equipment market including outdoor power, power sports, recreation vehicle, floor maintenance, auto and truck parts aftermarket, marine and construction. The Company builds and supports a full suite of multi-media electronic catalog publishing and viewing software for the Web or CD and provides expert catalog publishing and consulting services. ARI also provides a template-based dealer website service that makes it quick and easy for an equipment dealer to have a professional and attractive website. In addition, ARI e-Catalog systems support a variety of electronic pathways for parts orders, warranty claims and other transactions between manufacturers and their networks of sales and service points. ARI currently operates three offices in the United States and one in Europe and has sales and service agents in Australia, England and France providing marketing and support of its products and services.

Third Quarter Earnings Conference Call

ARI's Third Quarter Conference Call is scheduled for Thursday, May 20, 2004 at 3:30 p.m. Central Time/4:30 p.m. Eastern Time. If you would like to participate on a listen-only basis, please dial in five to ten minutes prior to the starting time at 1-800-915-4836 (International callers dial 1-973-317-5319) and request to be connected to Brian Dearing's conference call. A rebroadcast is available beginning at 5:30 p.m. Central Time, Thursday, May 20, 2004 by calling 1-800-428-6051 (International callers dial 1-973-709-2089) and enter passcode 357118. A replay of ARI's conference call, as well as notes and financial information presented in the call, will be available on ARI's website, www.arinet.com, after 6:00 p.m. Central Time on May 21, 2004. Click on the "Investor Relations" tab to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company's annual report on Form 10-K for fiscal year ended July 31, 2003 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Contact:
Nancy Krajcir-Bennett	Marilyn Vollrath
ARI	Vollrath Associates, Inc.
Tel: (414) 973-4380	Tel: (262) 240-2400
Fax: (414) 973-4357	Fax: (262) 240-2410
E-mail: krajcir@arinet.com	E-mail: mvollrath@vollrathpr.com

# # #
ARI Network Services, Inc. Statements of Operations (In thousands, except per share data) (Unaudited)

	Three months ended		Nine months ended
	April 30		April 30
	2004	2003	2004	2003
Net revenues:
Subscriptions, support and other services fees	$ 2,263	$ 2,137	$ 6,812	$ 6,168
Software licenses and renewals	590	608	1,783	1,713
Professional services	505	509	1,341	1,521
	3,358	3,254	9,936	9,402
Operating expenses:
Cost of products and services sold:
Subscriptions, support and other services fees	98	152	382	453
Software licenses and renewals *	470	455	1,390	1,328
Professional services	306	242	646	586
	874	849	2,418	2,367
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	38	52	110	164
Customer operations and support	249	290	823	912
Selling, general and administrative	1,696	2,157	5,212	5,359
Software development and technical support	399	363	1,102	1,239
Operating expenses before amounts capitalized	3,256	3,711	9,665	10,041
Less capitalized portion	(144)	(86)	(331)	(369)
Net operating expenses	3,112	3,625	9,334	9,672
Operating income (loss)	246	(371)	602	(270)
Other income (expense)
Interest expense	(55)	(291)	(200)	(970)
Other, net	(11)	8	25	(34)
Total other expense	(66)	(283)	(175)	(1,004)
Net income (loss)	$ 180 ============	$ (654) ============	$ 427 ============	$ (1,274) =============

Average common shares outstanding:
Basic	5,861	6,581	5,812	6,449
Diluted	6,115	6,581	6,066	6,449
Basic and diluted net income (loss) per share:
Basic	$0.03 ============	($0.10) ============	$0.07 ============	($0.20) ============
Diluted	$0.03 ============	($0.10) ============	$0.07 ============	($0.20) ============

*	includes amortization of software products of $435, $440, $1,323 and $1,304 and excluding other depreciation and amortization shown separately

Reconciliation of Non-Gaap Measures

Earnings before Interest, Taxes, Depreciation and Amortization
Net Income	$ 180	$ (654)	$ 427	$ (1,274)
Plus: Interest	55	291	200	970
Amortization of software products	435	440	1,323	1,304
Other depreciation and amortization	38	52	110	164
Earnings before interest, taxes, depreciation and amortization	$ 708 ============	$ 129 ============	$ 2,060 ============	$ 1,164 ============

ARI Network Services, Inc.
Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	April 30	July 31
ASSETS	2004	2003
Current Assets:
Cash	$ 2,747	$ 2,120
Trade receivables, less allowance for doubtful accounts of $110 at
April 30, 2004 and $98 at July 31, 2003	856	1,088
Prepaid expenses and other	137	115
Total Current Assets	3,740	3,323
Equipment and leasehold improvements:
Computer equipment	4,480	4,475
Leasehold improvements	73	73
Furniture and equipment	1,473	1,372
	6,026	5,920
Less accumulated depreciation and amortization	5,584	5,474
Net equipment and leasehold improvements	442	446

Other assets	16	0

Capitalized software product costs	10,075	9,602
Less accumulated amortization	9,044	7,721
Net capitalized software product costs	1,031	1,881

Total Assets	$ 5,229 ============	$ 5,650 ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$ 1,000	$ 400
RFC line of credit	-	346
Accounts payable	196	401
Deferred revenue	5,364	5,280
Accrued payroll and related liabilities	955	1,088
Other accrued liabilities	709	601
Current portion of capital lease obligations	12	20
Total Current Liabilities	8,236	8,136

Long term liabilities:
Notes payable (net of discount)	3,623	3,769
Other long term liabilities	553	559
Capital lease obligations	5	16
Total Long Term Liabilities	4,181	4,344

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 and 20,350 shares issued and
outstanding at April 30, 2004 and July 31, 2003, respectively	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 5,921,034 and 6,645,191 shares issued and outstanding
at April 30, 2004 and July 31, 2003, respectively	5	6
Common stock warrants and options	36	141
Additional paid-in-capital	93,616	94,295
Accumulated deficit	(100,845)	(101,272)
Total Shareholders' Equity (Deficit)	(7,188)	(6,830)

Total Liabilities and Shareholders' Equity (Deficit)	$ 5,229 ============	$ 5,650 ============

ARI Network Services, Inc. Statements of Cash Flows (In thousands) (Unaudited)

	Three months ended		Nine months ended
	April 30		April 30
	2004	2003	2004	2003
Operating activities
Net income (loss)	$ 180	$ (654)	$ 427	$ (1,274)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Amortization of software products	435	440	1,323	1,304
Amortization of deferred financing costs, debt discount and
excess carrying value over face amount of notes payable	(13)	191	(42)	701
Depreciation and other amortization	38	52	110	164
Interest expense converted to subordinated debt	-	229	-	229
Stock issued as consideration to vendor	-	44	-	44
Stock issued as contribution to 401(k) plan	-	-	37	-
Net change in receivables, prepaid expenses and other
current assets	(272)	326	215	403
Net change in accounts payable, deferred revenue, accrued
liabilities and long term liabilities	75	409	(370)	194
Net cash provided by operating activities	443	1,037	1,700	1,765

Investing activities
Purchase of equipment and leasehold improvements	(29)	(39)	(106)	(42)
Purchase of assets related to acquisitions	-	-	(108)	-
Software product costs capitalized	(144)	(86)	(331)	(369)
Net cash used in investing activities	(173)	(125)	(545)	(411)

Financing activities
Borrowings under notes payable	-	58	-	58
Payments under notes payable	(250)	(531)	(500)	(634)
Payments of capital lease obligations	(3)	(37)	(19)	(125)
Debt issuance costs incurred	-	-	(20)	-
Proceeds from issuance of common stock	7	-	11	44
Net cash used in financing activities	(246)	(510)	(528)	(657)
Net increase (decrease) in cash	24	402	627	697
Cash at beginning of period	2,723	1,232	2,120	879
Cash at end of period	$ 2,747 ===========	$ 1,634 ===========	$ 2,747 ===========	$ 1,576 ===========

Cash paid for interest	$ 241 ==========	$ (39) ==========	$ 353 ==========	$ 65 ==========

Noncash investing and financing activities
Capital lease obligations incurred for computer equipment	$ -	$ 15	$ -	$ 15
Issuance of common stock in connection with
deferred executive compensation	130	-	130	-
Issuance of common stock in connection with acquisitions	-	-	37	-
Issuance of common stock warrants in connection with
restructuring of debt	-	-	-	36
Conversion of accrued interest to subordinated debt	-	-	-	493
Exchange of equity to debt	-	-	1,000	-

See notes to unaudited condensed financial statements.

Reconciliation of Non-Gaap Measures

Earn/Burn Rate
Cash provided by operations	$ 443	$ 1,037	$ 1,700	$ 1,765
less:	Net change in receivables, prepaid expenses and
other current assets	272	(326)	(215)	(403)
Net change in payables, deferred revenue,
accrued liabilities and long term liabilities	(75)	(409)	370	(194)
Cash used in investing	(173)	(125)	(545)	(411)
Earn/Burn Rate	$ 467 ===========	$ 177 ===========	$ 1,310 ===========	$ 757 ===========

Revenue by Industry Sector (In thousands)

	Three months ended			Nine months ended
	April 30			April 30
			Percent			Percent
Industry Sector:	2004	2003	Change	2004	2003	Change
Equipment Industry
North American
Recurring	$ 2,495	$ 2,313	8%	$ 7,278	$ 6,398	14%
Non-recurring	439	449	-2%	1,174	1,262	-7%
Subtotal	2,934	2,762	6%	8,452	7,660	10%

Non-North American
Recurring	250	264	-5%	834	748	12%
Non-recurring	34	42	-20%	168	193	-13%
Subtotal	284	306	-7%	1,002	941	6%

Total Equipment Industry
Recurring	2,745	2,577	7%	8,112	7,146	14%
Non-recurring	473	491	-4%	1,342	1,455	-8%
Total	3,218	3,068	5%	9,454	8,601	10%

Non-equipment Industry
Recurring	140	176	-20%	482	755	-36%
Non-recurring	-	10	-100%	-	46	-100%
Total	140	186	-25%	482	801	-40%

Total Revenue
Recurring	2,885	2,753	5%	8,594	7,901	9%
Non-recurring	473	501	-6%	1,342	1,501	-11%
Total	$ 3,358 =============	$ 3,254 =============	3%	$ 9,936 =============	$ 9,402 =============	6%

	Revenue by Product in the Equipment Industry
	(In thousands)

	Three months ended			Nine months ended
	April 30			April 30
			Percent			Percent
Product:	2004	2003	Change	2004	2003	Change
Catalog and related
Recurring	$ 2,669	$ 2,475	8%	$ 7,789	$ 6,819	14%
Non-recurring	456	480	-5%	1,318	1,432	-8%
Subtotal	3,125	2,955	6%	9,107	8,251	10%

Communication
Recurring	76	102	-25%	323	327	-1%
Non-recurring	17	11	55%	24	23	4%
Subtotal	93	113	-18%	347	350	-1%

Total Equipment Industry	$ 3,218 =============	$ 3,068 =============	5%	$ 9,454 =============	$ 8,601 =============	10%